UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 23, 2025

Ludwig Enterprises, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-271439	61-1133438
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8950 SW 74th Ct Ste 2201-A149 Miami, FL	33156
(Address of Principal Executive Offices)	(Zip Code)

786-363-0136

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the F4orm 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 23, 2025, the Board appointed a new independent director, Garth Lees-Rolfe, to hold office until the earlier of the expiration of the term of office, a successor is duly elected and qualified, or the earlier of her death, resignation, disqualification, or removal. There exist no family relationships among any of the Company’s Directors or executive officers.

Certain information concerning the backgrounds of Mr. Lees-Rolfe is set forth below.

Garth Lees-Rolfe has over 19 years of experience in finance, accounting and strategic financial planning. Mr. Lees-Rolfe is the current CFO of ABLi Therapeutics, Inc., a private clinical-stage biotech company and has been since April 2025. Previously Garth was the CFO of Inhibikase Therapeutics, Inc., (NASDAQ: IKT) a publicly traded global clinical-stage biotech company from April 2024 to April 2025 and the VP of Finance from November 2022 to April 2024. Mr. Lees-Rolfe previously served as the Vice-President, Finance for F-Star, Inc., (NASDAQ: FSTX) a publicly traded global clinical-stage biotech company from December 2021 to November 2022. Prior to that, Mr. Lees-Rolfe worked for 16 years in public practice, most of which was with Ernst & Young, most recently as Senior Manager from 2016 to 2021. Mr. Lees-Rolfe earned a Bachelor of Business from the Queensland University of Technology and a Graduate Certificate in Applied Finance from Kaplan Professional. He is a licensed Certified Public Accountant in the state of Massachusetts and a licensed Chartered Accountant of Australia and New Zealand.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 25, 2025.
LUDWIG ENTERPRISES, INC.

	By:	/s/ Charles Todd, Jr.
Charles Todd Jr.
Chief Executive Officer

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